UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Redbox Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-39741 (Commission File Number)	85-2157010 (I.R.S. Employer Identification No.)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (Address of principal executive offices, including zip code)

(630) 756-8000 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

In response to the ongoing adverse effects of the COVID-19 pandemic on Redbox Entertainment Inc.’s (the “Company”) results of operations, the Company entered into a series of actions and initiatives to reduce its cost structure and streamline its operations, which included a reduction in force of 150 employees completed on March 29, 2022. The Company estimates that the workforce reduction will decrease its annual operating costs by approximately $13.1 million, and that it will incur one-time restructuring charges of approximately $3.8 million, the substantial amount of which will be related to severance.

Item 7.01. Regulation FD Disclosure.

On April 1, 2022, the Company filed a Form 12b-25 Notification of Late Filing with the SEC and issued a press release announcing, among other things, that the Company is unable to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Note Regarding Forward Looking Statement

Certain statements in this Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding expected costs associated with termination benefits and the financial and other impacts of the reduction in force, the Redbox management team’s current expectations regarding the company’s liquidity position, cost containment plans, actions relating to exploration of strategic alternatives, and hopes, beliefs, intentions or strategies regarding future events or future results.  Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements.  Differences may result from actions taken by Redbox or their management, as well as from risks and uncertainties beyond their control.  Such risks and uncertainties include, but are not limited to, changes adversely affecting the business in which Redbox is engaged, Redbox’s ability to raise financing in the future, fluctuations in Redbox’s revenue and operating results, unfavorable conditions or further disruptions in the capital and credit markets and Redbox’s ability to obtain additional capital on commercially reasonable terms, Redbox’s ability to generate cash, service indebtedness and incur additional indebtedness, results and timing of Redbox’s exploration of strategic alternatives, the risks associated with demand for Redbox’s services and vulnerability to industry downturns and regional or national downturns, competition from new and existing competitors, Redbox’s dependence upon third parties to provide certain content and services, and general economic and political conditions. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive.  For more information on factors that may affect Redbox, please review the “Risk Factors” and other disclosures described in Redbox’s (and previously Seaport Global Acquisition's) public reports filed with the SEC, including Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, the definitive proxy statements filed with the SEC in connection with the solicitation of proxies for the meeting of stockholders that approved the business combination between Redbox and Seaport, and, when filed, the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These forward-looking statements reflect Redbox's expectations as of the date of this release. Except as required by laws, Redbox undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022	REDBOX ENTERTAINMENT INC.

	By:	/s/ Frederick W. Stein
Name:Frederick W. Stein
Title:Chief Legal Officer & Secretary